Exhibit 10.1

Contract No.: 2017 SY H ZZ No. 0019

Comprehensive Credit Granting Contract

(Version 1.0, 2014)

CHINA CITIC BANK

Instruction

I. This contract shall be filled out with black blue or black signature pen or fountain pen.

II. This contract shall be filled out completely, and written clearly and neatly.

III. Currencies shall be filled out in Chinese rather than replaced with currency symbols, amounts of currency in words shall be added with Chinese names of currency in front of them, amounts of currency in figures shall be added with currency symbols in front of them.

IV. Extra blanks or blanks not to be filled out in this contract may be handled by adopting broken lines, slashes or stamping the seal of “Blank hereunder” or filling the words “Blank hereunder”.

Comprehensive Credit Granting Contract

Credit Grantee: NeoPhotonics (China) Co., Ltd

Address: Keji South 12th Road, Hi-tech Industrial Park, Nanshan District, Shenzhen

Postal Code: 518057

Contact: Chuanfang Zheng

Tel: 0755-26748269

Fax: 0755-26748187

Email: Chuanfangzheng_zheng@neophotonics.com

Legal Representative /Principal: Timothy S. Jenks

Bank of Deposit and Account No.:

Credit Grantor: Shenzhen Branch CITIC Bank (hereinafter referred to as party B)

Address: The 1st Floor and 5-10th Floor, North Block, Stage II, Times Square Excellence, No.8 Fuhua Third Road, Futian District, Shenzhen City

Postal Code: 518000

Contact: Xia Pei

Tel: 0755-86288310

Fax: 0755-86288315

Legal Representative/Principal: Xuying Chen

Contract Signing Place:	Futian District Shenzhen

This contract is entered into by and between party A and party B through negotiation, in accordance with the Commercial Bank Law of the People’s Republic of China, the Contract Law of the People’s Republic of China and other related laws and regulations, as well as based on the principles of honesty, creditability, equality and voluntariness.

Article 1 Definition

The following terms under this contract shall be defined as follows unless otherwise clearly stipulated in the context:

1.1 “Comprehensive Credit Granting” means the qualification or right of party B to, based on the comprehensive evaluation of party A’s credit and security provided, grant party A the right of applying for loan, note discount, corporation overdraft, or opening of bank acceptance bills, letter of guarantee, letter of credit or other operations within certain term and certain credit line.

1.2 “Credit Balance” means the sum of the principals of the outstanding debts generated from the comprehensive credit granting used by party A under this contract but not yet repaid. In case of opening of bank acceptance bills, it means the sum of bank acceptance bills already issued by party B under this contract or specific business contract but not yet paid; in case of issuing of letter of credit, it means the sum of letter of credit already issued by party B under this contract or specific business contract but not yet paid, in case of issuing of letter of guarantee, it means the sum of letter of guarantee already issued by party B under this contract or specific business contract but not yet paid.

1.3 “Specific Business Contract” means the documents and commitments (in whatever name) that party A enters into with party B by using the comprehensive credit line under this contract during the term of credit granting as well as constitute the contractual relationship between party A and party B for specific business according to law, and the guarantee documents (if any) that restrain the guarantor under specific business; the afore-mentioned specific business contract shall include but not limited to business-related contracts, agreements, applications, commitment letters, guarantee contracts/agreements, guarantee letters, business vouchers issued by party B or its designated handling agencies (including the related documents that are unilaterally issued by party A and accepted by party B), etc. When party B doesn’t require signing other formal contract for specific business, the related terms of this contract and related documents formed in handling specific business shall automatically constitute specific business contracts between party A and party B.

Article 2 Comprehensive Credit Line and Type

2.1 The comprehensive credit line that party A may apply to party B for during the using term of the comprehensive credit line as agreed in this contract is: Currency RMB (Words) Two hundred and Fifty million, (figures) 250,000,000.00. This comprehensive credit line is (fill with “√” for Yes and fill with “X” for No):

☐√Exposure credit line, meaning the credit line after deducting the pledge of security deposit, deposit receipt, bank acceptance bills and financing product that meet party B’s low risk requirements (security deposit, deposit receipt) that guarantees the credit granting.

☐X Non-exposure credit line

2.2 The specific business type that is applicable to the comprehensive credit line under this contract and the credit line respectively occupies are in (1) as follows:

(1) This credit line shall be collectively used and collectively managed without being classified based on business types;

(2) The applicable specific business types and the respective credit line occupied are (for those only being classified based on business types and not occupying credit line, you only need to fill it with √, and fill amounts with “/”):

☐Credit line of working capital loans: (Words)      /     , (Figures)      /        ;

☐Credit line of fixed assets loans: (Words)       /      , (Figures)     /         ;

☐Credit line of project financing: (Words)      /       , (Figures)       /       ;

☐Credit line of opening of bank acceptance bills: (Words)    /          ,

(Figures)        /      ;

☐Credit line of discount of bank acceptance bills: (Words)      /       ,

(Figures)         /     ;

☐Credit line of discount of commercial acceptance bills: (Words)      /       ,

(Figures)         /     ;

☐Credit line of opening of letters of credit: (Words)     /         ,

(Figures)        /      ;

☐Credit line of opening of letters of bank guarantee: (Words)     /         ,

(Figures)     /         ;

☐Credit line of trade financing: (Words)          /    , (Figures)      /        ;

☐Credit line of corporation overdrafts (Words)       /       , (Figures)    /          ;

☐Others:                  /

If party A needs to apply for handling other operations than the business scope stipulated above within the credit line, party A needs to propose a written application to party B and obtain a written consent from party B.

2.3 The comprehensive credit line under this contract shall be used in the (1) method as follows:

(1) Party A shall apply for any and all credit lines before using;

(2) Party A and other companies authorized by party A (refer to the List of Appendixes) may jointly apply for and use the credit line, any other company in the List of Appendixes that uses the comprehensive credit line under this contract shall enter into specific business contract with party B.

Article 3 Using Term of Comprehensive Credit Line

3.1 The using term of the comprehensive credit line agreed under this contract shall be from the date of 12/14/2017 to the date of 11/17/2018 (hereunder referred to as the “Expiry Date of the Term of Credit Line”).

3.2 The beginning date and expiry date of specific businesses shall be otherwise agreed under specific business contracts, the beginning date shall be included in the using term of the foresaid comprehensive credit line, the expiry date may be prior to, on or later than the expiry date of the term of credit line based on business types. Unless otherwise agreed under this contract, the expiry date of the term of credit line shall not be interpreted as expiry date of any specific business.

Article 4 Use of Comprehensive Credit Line

4.1 Within the using term and comprehensive credit line agreed under this contract, party A may apply to party B in writing for using this comprehensive credit line at once or in multiple times.

4.2 When party A applies for using comprehensive credit line, party A shall propose credit line using application in written form, which shall clearly state the business type, term, amount, etc. of the credit line to be used, and party A shall provide the related materials and handle related guarantee procedures (if any) as required by party B. If party B believes party A meets its credit granting conditions and the contractual terms after review, party B and party A shall enter into specific business contract or other legal documents recognized by party B.

4.3 The type, credit line, term, use, interest rate, exchange rate, discount rate and expense of specific business as well as other rights and obligations of party A and party B shall be in accordance with the specific business contract entered into by and between the two parties. Party B shall fulfill loan release and other related obligations only based on the terms of specific business contract.

4.4 Any and all inconsistencies between the specific business contract entered into by and between party A and party B under this contract and terms set forth under this contract shall be in accordance with such specific business contract.

4.5 The credit balance formed by party A during the using term of credit line shall not exceed the comprehensive credit line set forth in Article 2.1 and the credit line of corresponding business type set forth in Article 2.2 at all times. During the using term of comprehensive credit line, for the comprehensive credit line that is already paid off by party A, party B agrees to handle it in the following (1) method, any unused comprehensive credit line during the using term of comprehensive credit line shall be automatically canceled after the expiration of such using term.

(1) Circle use allowed. Meaning under the comprehensive credit line set forth in Article 2 of this contract, if party A has paid off the debt to party B within the using term of the foresaid comprehensive credit line, for the paid-off part of debts, party B may recover the related credit line for party A, and party A may reuse it during the using term of the comprehensive credit line;

(2) Circle use not allowed. Meaning under the comprehensive credit line set forth in Article 2 of this contract, if party A has paid off the debt to party B within the using term of the foresaid comprehensive credit line, for the paid-off part of loan, party B shall not recover the related credit line for party A, and party A shall not reuse it during the using term of the comprehensive credit line;

4.6 In case party A has any breach of contract behavior stipulated in this contract or specific business contract, or there is any adjustment of financial policy, currency policy or credit policy by national or financial regulatory authorities, or there is any major adjustment of party B’s credit policy, or there is any negative policy adjustment and financial risk in the industry and region of party A, or there is any change to party A’s operating or financial situation or party A’s enterprise mechanism, or there is any material negative change to party A’s solvency, or party A’s credit rating score or level by evaluated by party B decreases, party B shall have the right to adjust the credit line actually unused by party A at any time by notifying party A in writing, including but not limited to adjustment to the amount of adjustment, the scope of the types of credit granting business, whether it is circle and the term of licensing, such adjustment shall immediately come into effect after arriving at party A.

Article 5 Party A’s Representations and Warranties

5.1 Party A is a Chinese legal person or other organization established in accordance with the laws of the People’s Republic of China, having the civil right and civil capacity needed to sign and fulfill this contract according to law, and able to independently bear civil liabilities, and party A has obtained all the necessary and legal internal and external approvals and authorizations to sign this agreement.

5.2 Party A hereby guarantees that its behavior of signing and fulfilling this contract are not against the laws, regulations, protocols, judgments, rulings, orders or the company’s articles of association that it shall comply with, nor in conflict with any other obligation in any contract or agreement signed.

5.3 Party A confirms that it didn’t, as signing this contract, hide any litigation case, arbitration case, administrative case, assets preservation measure, enforcement procedure that is already occurred or about to occur, influenced or may influence its signing or fulfillment of this contract, or may generate negative influence on its financial state, or other event that may generate negative influence on the state of enterprise operation; besides, party A shall continuously bear the obligation of timely disclosing the foresaid information to party B during the effective term of this contract.

5.4 Party A guarantees to use the credit line according to laws and regulations as well as the provisions in specific business contract, and coordinate party B in inspecting the fulfillment of related specific business contract as required by party B.

5.5 Party A guarantees to, during the term of credit line and as required by party B, timely submit authentic financial statements and other materials reflecting the enterprise’s operating state, as well as guarantees the materials, documents, data and information provided to be authentic, accurate, complete, legal and effective.

5.6 Party A guarantees to develop operational activities according to law during the using term of the comprehensive credit line, and adopt effective measures to prevent occurrence of any event that jeopardizes or damages or may jeopardize or damage party B’s rights and interests.

5.7 Party A agrees that party B provides its credit information to the financial credit information basic database and/or the credit information service approved by the People’s Bank of China, authorizes and agrees party B to, for the purpose of this contract, inquire, download, copy, print and use its credit information from the financial credit information basic database and/or the credit information service approved by the People’s Bank of China, and use them for the legal and regular purposes relating to this contract; if party A fails to fulfill the related obligations of this contract or specific business contract, any and all negative credit consequences incurred hereof shall be borne by party A itself.

Article 6 Party A’s Rights and Obligations

6.1 During the using term of comprehensive credit line, if there is any change to party A’s operating decision making, including but not limited to share transfer, reorganization, merge, splitting, shareholding reform, joint venture, cooperation, joint operation, contracting lease, change to business scope and registered capital or other circumstances that may affect party B’s rights and interests, party A shall send a written notice to party B at least thirty days in advance, and implement the debt repayment liabilities under this contract as consented by party B in writing, or provide security recognized by party B.

6.2 If party A disposes all or part of its assets or business revenue by transferring, leasing or setting security for other debts than the debt under this contract or other matters that may affect party B’s rights and interests, party A shall send a written notice to party B at least thirty days in advance and obtain a written notice from party B in advance.

6.3 In case of any event that has negative influence on the fulfillment of debts under this contract, including but not limited to involvement in litigation, arbitration, criminal investigation, administrative punishment, suspension, business discontinuation, dissolution, being declared of bankruptcy, being suspended of business license, being canceled, deterioration of financial conditions, etc., party A shall send a written notice to party B within three days after the occurrence or possible occurrence of the afore-mentioned event.

6.4 If the guarantor has any negative circumstance, including but not limited to suspension, business discontinuation, being declared of bankruptcy, dissolution, being canceled of business license, being canceled or operation loss, etc. partially or entirely loses the guaranteeing ability relating to this contract, or have the value of the mortgage or collateral serving as the security under this contract diminished or have any circumstance that may be negative to the security of party B’s creditor’s rights, party A shall provide new security recognized by party B.

6.5 Without a written consent from party B, party A shall not entirely or partially transfer the debts under this contract to any third party.

6.6 Party A guarantees to timely repay the principal and interests of the credit line, and timely pay the payable expenses. For the due (including advance due) payables of party A under this contract and specific business contract, including but not limited to the corresponding principal, interests, penalty interests and other payable expenses of the already used credit line, party B shall have the right to deduct it from any account of party A opened at China CITIC Bank without obtaining the consent from party A in advance. When party B actively deducts payment based on this contract and provision in specific business contract, if the currency of such account is inconsistent with the business pricing currency, it shall be calculated and converted based on the exchange rate released by party B on the date of settlement.

6.7 During the using term of the comprehensive credit line, if party A changes its legal person name, legal representative, project principal, address, telephone, fax, etc., party A shall notice party B in writing within seven days after such change.

6.8 Party A shall provide, as required by party B, party B with the information and materials, including the related group members’ names, legal representatives, actual controllers, registration places, registered capitals, main businesses, equity structures, senior management, financial conditions, major assets projects, guarantee status, main litigations, etc., and guarantee such materials to be authentic, accurate, complete, legal and effective. If there is any change to the foresaid information and material of group member, party A shall notice party B in writing within three days after the occurring date of such change.

6.9 Party A shall timely submit written reports to party B to inform any and all affiliated transactions that are occurred or about to occur and account for over 10% (including 10%) of party A’s net assets, including but not limited to the affiliation relationship between different transacting parties, transaction items, transaction natures, transaction amount or related ratios, pricing policy (including the transactions without amount or with only symbolic amounts).

6.10 Party A shall not sign or issue any contract, commitment or other text with any third party that damages party B’s realization of its creditor’s rights under this contract and specific business contract, or engages in any transaction or behavior that damages the realization of party B’s creditor’s rights.

6.11 If party B makes any external payment, compensation or advance payment based on party A’s application for bank letter of guarantee, letter of credit or bank acceptance bill, party A shall unconditionally confirm and repay the related advance payment, interest and expense paid by party B in advance within agreed period.

Article 7 Party B’s Rights and Obligations

7.1 Party B shall have the right to decide if signing each specific business contract with party A based on the related management regulations and credit approving procedures of China CITIC Bank, and shall have the right to inspect and supervise the fulfillment of each specific business contract at any time.

7.2 Party B shall keep the materials, documents and information provided by party A in confidentiality, except for the inquiries and disclosures according to laws, regulations or requirements by the authorities.

Article 8 Guarantee

8.1 In order to guarantee the creditor’s rights formed under this contract to be repaid, the following         guarantee method shall be adopted:

(1) Guarantor    /         and party B enter into the    /         with serial number of     /        ;

(2) Mortgagor       /        and party B enter into the “     /      Contract” with serial number of     /           ;

(3) Pledger       /        and party B enter into the “       /    Contract” with serial number of         /       ;

(4) Others:                        /                                    .

8.2 When party A and party B enter into specific business contract under this contract or during the actual fulfillment process of this contract and specific business contract, party B shall have the right to require party A to provide other security than the one stipulated in this term, the already used credit line of party A within the comprehensive credit line may also be included in the scope of new security.

8.3 If there are multiple security methods under this comprehensive credit line, party B shall have the right to choose any one or all the security methods to realize its security rights. Party B’s waiver of any one security right (no matter such security is provided by party A or third party) or change of the sequence or content of security right due to any reason shall not affect party B’s priority right to be repaid over other security rights.

Article 9 Liabilities for Breach of Contract

9.1 Party A and party B shall strictly fulfill the agreements under this contract and specific business contract. Either party that fails to fulfill or fails to completely fulfill any agreed obligation shall bear the related liabilities for breach of contract and compensate the other party for any and all losses caused.

9.2 During the fulfillment process of this contract or specific business contract, in case of any of the following circumstances, party A shall be deemed as committing breach of contract:

9.2.1 During the effective term of this contract, party A explicitly expresses or uses its own action to indicate that it is unable to fulfill or fails to fulfill obligations under this contract or specific business contract;

9.2.2 Party A violates any agreement under this contract or specific business contract;

9.2.3 The documents relating to this contract that party A provides to party B and the representations and warranties stipulated in Article 5 of this contract are proven to be unauthentic, inaccurate, incomplete or purposefully misleading;

9.2.4 Party A stops to repay its due debts, or is unable to or indicating its inability to repay the debts;

9.2.5 Party A has any suspension, business discontinuation, being declared of bankruptcy, dissolution, being suspended of business license, being canceled, or has any litigation, arbitration, criminal or administrative punishment that has negative consequence on party A’s operation or assets state, and party B believes it may or has already affected or damaged party B’s rights and interests under this contract;

9.2.6 There is any change to party A’s address, business scope, legal representative or other matters of industrial and commercial registration, or any external investment situation that affects or threaten the realization of party B’s creditor’s rights;

9.2.7 Party A has any financial loss, asset loss or any asset loss caused from its external guarantee, or other financial crisis that makes party B believe that it may or has already affected or damaged party B’s rights and interests under this contract;

9.2.8 Party A changes the purpose of credit line at will;

9.2.9 There is any major crisis in the operation or finance of party A’s controlling shareholder or other affiliated company, or there is any major affiliated transaction between party A and its controlling shareholder or other affiliated company, which affects the normal operation of party A;

9.2.10 There is any negative change in the industry of party A that makes the realization of party B’s creditor’s rights to be materially affected or threatened;

9.2.11 Party A’s senior management is lost of contact, missing, dead, declared of missing, declared of death, suspected of involvement in corruption, bribery, malpractice or illegal operation case that party B believes it may or has already affected or damaged party B’s rights and interests under this contract;

9.2.12 Party A has any breach of contract to other creditors that affects the realization of party B’s creditor’s rights;

9.2.13 The guarantor violates any agreement under the guarantee contract or has any breach of contract under the guarantee contract, and party A fails to provide new security meeting party B’s requirements;

9.2.14 Any mortgage or collateral under this contract is sealed, seized, reported of loss, suspended of payment or adopted of other enforcement measures, having dispute over ownership, subject to or may be subject to infringement by any third party, receiving negative influence on safety or intact state, or such mortgage or collateral already loses or is about to lose the ability to provide security for party B’s creditor’s rights, and party A fails to provide new security that meets party B’s requirements;

9.2.15 Party A uses any false contract with its affiliated party or other party to discount from party B with notes receivable or accounts receivable without actual trading background, so as to extract fund or credit line from party B;

9.2.16 Party A refuses to accept party B’s supervision and inspection on the fulfillment of each specific business contract and related operational and financial activities;

9.2.17 Party B has already escaped or tries to escape its debts to party B through affiliated transactions;

9.2.18 In case of other events or circumstances that jeopardize or damage or may jeopardize or damage party B’s rights and interests or party B believes sufficient to affect party A’s debt repaying ability.

9.3 In case of any circumstance stipulated in Article 9.2 above, party B shall have the right to exercise the following one or several measures as follows, and party A has no dispute over this:

9.3.1 Require party A or the guarantor to correct breach of contract within limited period;

9.3.2 Adjust, cancel or suspend the comprehensive credit line under this contract, or adjust the using term of credit line;

9.3.3 Suspend the release of the comprehensive credit line under this contract, announce party A’s debts under this contract (including the corresponding principal, interests, expenses or other payable amounts of the already used credit line) to entirely or partially mature immediately, require party A to immediately repay all or part of the already used credit line; if party B has opened bank acceptance bills, letter of credit, letter of guarantee or assumes other contingent debt under this contract, party B shall have the right to require party A to deposit the amount required and the supplementary deposit or other related payments to the account designated by party B.

9.3.4 Collect penalty interest and compound interest according to the related regulations of the People’s Bank of China and agreements in business documents;

9.3.5 Require party A to provide other guarantee, mortgage, pledge or other security recognized by party B, or adopt other measures to ensure the legal rights and interests of party B not to be harmed;

9.3.6 Have the right to exercise security rights;

9.3.7 Based on the provisions in this contract, directly deduct payments from any account opened by party A at China CITIC Bank to repay the entire debts (including the debts of advance repayment as required by party B) under this contract and each specific business contract, without the need to obtaining party A’s consent in advance; if party B has opened bank acceptance bills, letter of credit, letter of guarantee or assumes other contingent debts under specific business contract based on the application by party A, party B shall have the right to directly transfer the related payments from any account opened by party A at China CITIC Bank to party B’s own account, and use it to provision or pay the related payables without the need to obtain consent from party A in advance.

9.3.8 Adopt other necessary measures allowed by laws and regulations.

Under the circumstances above, party A agrees to unconditionally waive the right of defense and bear any and all losses caused to party B due to its breach of contract.

9.4 Any and all expenses incurred from party B’s realization of creditor’s rights (including but not limited to litigious fee, arbitration fee, travelling expense, lawyer fee, assets preservation fee, notification fee, notarization fee, certification fee, translation fee, evaluation and auction fee, etc.) shall be at party A’s expense.

Article 10 Accumulation of Rights

10.1 Party B’s rights under this rights are accumulative and shall not affect or eliminate any right that party B is entitled to based on laws and other contracts over party A. Unless expressed by party B in writing, party B’s failure to exercise, partial exercising and/or delayed exercising of any right shall not constitute waiver or partial waiver of such right, and shall not affect, obstruct or prevent party B’s continuous exercising of such right or exercising of any other right.

Article 11 Continuation of Obligation

11.1 All the obligations and joint liabilities of party A under this contract are continuous, and have full binding force on its assets successor or heir, legal agent, receiver, transferee as well as the entity after its merge, separation, reorganization, shareholding reform, name change, etc., and shall not be affected by any dispute, claim or legal procedure or any contract or document signed between the debtor of main contract and any natural person or legal person, and shall not have any change due to any bankruptcy, insolvency, losing of enterprise qualification, change of articles of association or any substantial change of the debtor under the main contract.

Article 12 Effect, Change and Cancellation of Contract

12.1 This contract shall come into effect after signed or stamped of official seal or special seal for contracts by party A’s legal representative or authorized agent and party B’s legal representative/principal or authorized agent (signature or stamp).

12.2 After effect of this contract, unless otherwise agreed in this contract, neither party A nor party B may change or cancel this contract at will; if this contract indeed needs to be canceled, party A and party B shall reach a written agreement through negotiation.

Article 13 Effect of This Contract

13.1 If certain terms or partial content of certain terms under this contract is currently or in the future recognized as ineffective or canceled, the effect of other terms of this contract or other contents of such terms shall not be affected.

Article 14 Other Agreed Matters

Party A and Party B agree that any unsettled businesses under <Comprehensive Credit Line Agreement> 2016 SYHZZ No. 0020 shall be incorporated into this agreement.

In the event of any conflict between this term and other terms, this term should prevail.

Article 15 Applicable Laws

15.1 This contract shall be applicable to the law of the People’s Republic of China (for the purpose of this contract, excluding the laws in Hong Kong, Macao and Taiwan).

Article 16 Dispute Settlement

16.1 Any and all disputes incurred from or in connection with this contract shall be settled between party A and party B through negotiation; if negotiation fails, both parties agree to settle it in the following (1) method:

(1) Apply to Shenzhen Arbitration Commission for arbitration, and use the currently effective arbitration rules at the time of arbitration;

(2) File lawsuit to the People’s Court with jurisdiction where party B is located.

Article 17 Others

17.1 For any matter not mentioned in this contract, party A and party B may reach a written agreement to be an appendix to this contract. Any and all appendixes, modifications and supplementations to this contract shall constitute inseparable parts of this contract and have equal legal effect with this contract.

17.2 Any and all contracts and agreements that party B and party A enter into for each specific business shall constitute parts of this contract and constitute a contractual entirety with equal legal effect.

17.3 Any and all matters relating to this contract such as notarization, registration, authentication, evaluation, preservation, transfer, withdrawal, etc. shall be handled by the applicant of the related matters according to law.

17.4 Notice and delivery

17.4.1 The notices, requirements under this contract, debt collections involved in this contract, legal documents of litigation (arbitration) or other communications may be delivered to or sent to the addresses or contact means agreed in the first page of this contract.

17.4.2 As for any and all notices, requirements, debt recollection letters and other communications from party B to party A under this contract, those made in form of telegraph, telephone, fax, email, etc. shall be deemed as having been sent to party A once they are sent out; those made in form of postal mails shall be deemed as having delivered to party A on the third day after mailing; as for personal delivery, the date of signing by party A shall be deemed as the date of delivery, if party A refuses to accept, the deliverer may adopt photographing, or video recording method to record the delivery process, and keep the related documents, which shall also be deemed as being delivered.

17.4.3 Judicial departments or arbitration institutions may also use the addresses or contact means agreed in the first page of this contract to send to party A the related (legal) documents, if postal mail is adopted, the third day after the mailing date shall be deemed as the date of delivery to party A; if party A refuses to accept at personal delivery, the deliverer may adopt photographing, or video recording method to record the delivery process, and keep the related (legal) documents, which shall also be deemed as being delivered.

17.4.4 If there is any change to the foresaid contact means provided by party A, party A shall notice party B in writing within three days after such change; after the debt under this contract enters into litigation or arbitration stage, the trying authority shall be notified in written form, or else, the notice or other documents sent out in the original contact means shall still be deemed as effective.

17.5 This contract is made of two originals of same form, party A shall hold one originals and party B shall hold one originals.

17.6 Party B has adopted reasonable methods such as bolding, blackening and highlighting to remind party A to pay attention to the liability exemption or limitation clauses under this contract, and has made full explanation of the related terms as required by party A; party A and party B have no dispute over the understanding of all terms under this contract.

(No text hereunder)

(This page is contract signing page and has no text)

Credit Grantee   (Official Seal or Special Seal for Contracts)

NeoPhotonics (China) Co., Ltd. — (Official Seal — stamped)

Legal Representative:
(or Authorized Agent)	/s/Timothy Storrs Jenks (stamped)

Date:	12/14/2017

Party B (Official Seal or Special Seal for Contracts)

Shenzhen Branch CITIC Bank — (Special Seal for Contracts — stamped)

Legal Representative:
(or Authorized Agent)	/s/Xuying Chen

Date:	12/14/2017

Appendix: List of other companies that are authorized to use the comprehensive credit line under the “Comprehensive Credit Granting Contract”:

All the authorized companies hereby commit that this company shall use the credit line under the “Comprehensive Credit Granting Contract” with serial No. of 2017 SYHZZ No.            , is subject to the binding by the foresaid “Comprehensive Credit Granting Contract” as Credit Grantee, and shall fulfill obligations and bear liabilities based on such contract.

Name of Authorized Company:

Legal Representative/Authorized Agent:

Type and Amount of Available Credit Line:

Official Seal:

Date:

Name of Authorized Company:

Legal Representative/Authorized Agent:

Type and Amount of Available Credit Line:

Official Seal:

Date:

The Authorizer: (Party A’s Signature and Seal)

Date: